UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 12, 2006

___________________________________________________________________

COVENANT TRANSPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K is filed solely to revise and update the description of capital stock of Covenant Transport, Inc., a Nevada corporation (the "Company"), that will be available for incorporation by reference into filings by the Company under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

Description of Capital Stock

The following summary of the Company's capital stock is subject to, and is qualified in its entirety by reference to, applicable provisions of Nevada law and the Company's Restated Articles of Incorporation (the "Articles") and Amended Bylaws (the "Bylaws"). The Articles and Bylaws are incorporated herein by reference to, respectively, Exhibit 3.1 and Exhibit 3.2 to this current report on Form 8-K.

Authorized Stock

The Company has a total of 30,000,000 shares of authorized capital stock, all having a par value of $0.01 per share, consisting of 20,000,000 shares of Class A common stock, 5,000,000 shares of Class B common stock, and 5,000,000 shares of preferred stock.

Class A and Class B Common Stock

Voting. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to two votes per share. All actions submitted to a vote of stockholders are voted on by holders of Class A and Class B common stock voting together as a single class, except as otherwise required by law. Holders of common stock are not entitled to cumulative voting in the election of directors.

Conversion. Class A common stock has no conversion rights. Holders of Class B common stock may convert their Class B common stock into Class A common stock at any time at the ratio of one share of Class A common stock for each share of Class B common stock. Shares of Class B common stock immediately and automatically convert into an equal number of shares of Class A common stock (and are entitled to one vote per share) if any person other than David R. Parker, Jacqueline F. Parker, Jonathan Parker, and Rachel Parker (or trusts for the benefit of, or any other entity wholly owned by, any of them) obtains ownership of such shares.

      Dividends. Holders of Class A common stock and Class B common stock are entitled to receive dividends payable in cash or property other than common stock on an equal basis, if and when such dividends are declared by the Company's Board of Directors (the "Board") from funds legally available, subject to any preference in favor of outstanding shares of preferred stock, if any. In the case of any dividend payable in common stock, all holders of common stock shall receive the same percentage dividend, with the holders of Class A common stock receiving shares of Class A common stock and the holders of Class B common stock receiving shares of Class A or Class B common stock, as determined by the Board when declaring such dividend.

Liquidation. In the event of liquidation, holders of Class A and Class B common stock share with each other on a ratable basis as a single class in the net assets of the Company available for distribution after payment or provision for liabilities of the Company and payment of the liquidation preference, if any, on any outstanding preferred stock.

Priority of preferred stock. The rights, preferences, and privileges of holders of both classes of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Other terms. In any merger, consolidation, reorganization, or other business combination, the consideration to be received per share by holders of either Class A or Class B common stock must be identical to that received by holders of the other class, except that if, after such business combination, David R. Parker, Jacqueline F. Parker, Jonathan Parker, and Rachel Parker (or trusts for the benefit of, or any other entity wholly owned by, any of them) own, in the aggregate, more than one-third of the equity interest in the surviving entity, any securities received by them may differ as to voting rights only to the extent that voting rights now differ between Class A and Class B common stock. Holders of common stock are not entitled to preemptive rights, and neither the Class A common stock nor the Class B common stock is subject to redemption.

Preferred Stock

The Board is authorized to issue from time to time, without approval of the stockholders, up to 5,000,000 shares of preferred stock in one or more series. The Board may fix for each series (i) the distinctive serial designation and number of shares of the series; (ii) the voting powers and the right, if any, to elect a director or directors (and the terms of office of any such directors); (iii) the dividend rights, if any; (iv) the terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof; (v) the liquidation preferences and the amounts payable on dissolution or liquidation; (vi) the terms and conditions under which shares of the series may or shall be converted into any other series or class of stock or debt of the corporation; and (vii) any other terms or provisions which the Board is legally authorized to fix or alter.

The actual effect of the authorization to issue preferred stock on the rights of holders of common stock will depend on the specific rights of the holders of any series of preferred stock, as determined by the Board. Depending upon the rights granted to any series of preferred stock, issuance thereof could adversely affect the voting power, liquidation preference, or other rights of the holders of common stock or other preferred stock. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the Company.

Certain Provisions of Articles, Bylaws, and Nevada statutes

Provisions with anti-takeover implications. As described above, the Board may issue preferred stock and set the voting rights, preference, and other terms thereof, and the Class B common stock possesses disproportionate voting rights. In addition, the Bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the President, or a majority of the directors. Stockholders are not permitted to call a special meeting of stockholders, to require that the Chairman call such a special meeting, or to require that the Board request the calling of a special meeting of stockholders. Such provisions, and the provisions of Chapter 78 of the Nevada Revised Statutes summarized below, may have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt not first approved by the Board.

Indemnification and limitation of liability. Under the terms of the Articles and Bylaws, the Company will indemnify its officers, directors, employees, and agents against all liabilities and expenses actually and reasonably incurred in connection with service for or on behalf of the Company to the fullest extent allowed by Chapter 78 of the Nevada Revised Statutes, unless it is ultimately determined by a court of competent jurisdiction that (i) they failed to act in a manner they believed in good faith to be in, or not opposed to, the best interests of the Company, and (ii) with respect to any criminal proceeding, had reasonable cause to believe their conduct was lawful. In addition, the applicable provisions mandate that the Company indemnify its officers and directors who have been successful on the merits or otherwise in the defense of any such action, suit, or proceeding against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with such defense. The Articles also eliminate, to the fullest extent permitted by Nevada law, the liability of directors and officers to the Company or its stockholders for monetary or other damages for breach of fiduciary duties as a director or officer.

Nevada anti-takeover statutes

Business combinations act. The Articles do not opt out of Nevada's anti-takeover law, and, therefore, the Company is subject to its provisions. This law provides that any person who is:

•  the direct or indirect beneficial owner of 10% or more of outstanding voting stock of a Nevada corporation; or

•  an affiliate or associate of a Nevada corporation who, at any time within three years, was the direct or indirect owner of 10% or more the corporation's outstanding voting stock is an interested stockholder who cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. Business combinations encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales, and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. Provisions of this law have an anti-takeover effect on transactions not approved in advance by the Board.

Control shares act. Nevada law provides that, in certain circumstances, a stockholder who acquires a controlling interest in a corporation, defined in the statute as an interest in excess of a 1/5, 1/3, or 1/2 interest in the voting power of the corporation in the election of directors, has only such voting rights in the shares acquired that caused the stockholder to exceed any such threshold as are conferred by a majority vote of the corporation's stockholders at an annual or special stockholders' meeting. The Articles and Bylaws do not opt out of this act; as a result, it is applicable to the Company.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1
Restated Articles of Incorporation of Covenant Transport, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 33-82978), filed August 17, 1994 (the "Form S-1"))

	3.2	Amended Bylaws of Covenant Transport, Inc. (incorporated by reference to Exhibit 3.2 to the Form S-1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORT, INC.

Date: June 12, 2006	By:	/s/ Joey B. Hogan
Joey B. Hogan Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1
Restated Articles of Incorporation of Covenant Transport, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 33-82978), filed August 17, 1994 (the "Form S-1"))

3.2	Amended Bylaws of Covenant Transport, Inc. (incorporated by reference to Exhibit 3.2 to the Form S-1)